UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2009

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 8, 2009, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”), Lightstone Value Plus REIT, L.P. (the “Operating Partnership”), and Pro-DFJV Holdings LLC (together with the Company and the Operating Partnership, the “LVP OP Parties”), entered into a Contribution Agreement with certain affiliates of The Lightstone Group, LLC (the “Lightstone Parties”), Simon Property Group, Inc., a Delaware corporation (“Parent REIT”), Simon Property Group, L.P., a Delaware limited partnership (“Parent OP”), Marco Capital Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent OP (“Parent Sub”, and together with Parent REIT and Parent OP, the “Parent Parties”) and Prime Outlets Acquisition Company LLC, a Delaware limited liability company (“POAC”).

Under the terms of the Contribution Agreement, (i) the LVP OP Parties will contribute to Parent Sub their membership interests in Mill Run L.L.C., a Delaware limited liability company (“Mill Run”) and POAC (collectively, the “Contributions”), and (ii) the Operating Partnership will sell to Parent Sub its membership interest in LVP St. Augustine Outlets LLC, a Delaware limited liability company, and a related parcel of land (the “Sale”).

As consideration for the Contributions, the LVP OP Parties are expected to receive approximately $228.5 million in consideration before transaction expenses, twenty percent (20%) of which will consist of common operating partnership units in Parent OP and eighty percent (80%) of which will consist of cash from a debt-financed distribution by Parent OP.  The pricing of the common operating partnership units in Parent OP will be based on the volume weighted average closing price of Parent REIT’s common stock during the ten (10) trading days prior to the date that is three (3) trading days prior to the closing date, subject to a ten percent (10%) collar.  As consideration for the Sale, the Operating Partnership will receive approximately $17.2 million in cash, subject to certain adjustments.  A portion of the aggregate consideration to be received by the LVP OP Parties and the Lightstone Parties will be subject to an escrow for eighteen (18) months following closing in respect of certain indemnity obligations to the Parent Parties.

The Contribution Agreement contains representations and warranties and covenants of the LVP OP Parties, the Lightstone Parties, the Parent Parties and POAC,  including among others, covenants concerning the conduct of the business of POAC and Mill Run during the period between the execution of the Contribution Agreement and the closing of the Contributions and the Sale.  In addition, the LVP OP Parties agreed to refrain from initiating or entering into certain discussions with, or providing certain information to, third parties as it relates POAC and Mill Run.

 The closing of the Contributions and the Sale is anticipated to occur in 2010 and is subject to various closing conditions including, among others, with respect to the execution by the LVP OP Parties of a tax protection agreement with the Parent Parties.  The Contribution Agreement is subject to certain rights of the parties to terminate the Contribution Agreement, including in the event of certain breaches by the parties of their respective obligations thereunder.

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The above summary does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which will be filed by the registrant as an exhibit to Form 10-K.  Interested parties should read this agreement in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: December 8, 2009	By:	/s/ Joseph E. Teichman
Joseph E. Teichman
General Counsel